Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

Overview

On June 30, 2022, Acutus Medical, Inc. (“Acutus” or the “Company”) completed the first closing (the “First Closing”) in connection with its previously announced transaction with Medtronic, Inc. (together with its affiliates, “Medtronic”), in accordance with the Asset Purchase Agreement (the “Agreement”) executed on April 26, 2022, pursuant to which the Company agreed to sell to Medtronic certain transseptal access and sheath assets. The assets transferred to Medtronic upon the First Closing (the “Assets”) include patents, trademarks, patent and trademark applications, know-how, copyrights, prototypes and other intellectual property owned or licensed by the Company, business records and documents (including regulatory and clinical materials) and manufacturing equipment related to the AcQCross® line of sheath-compatible septal crossing devices, AcQGuide® MINI integrated crossing device and sheath, AcQGuide® FLEX Steerable Introducer with integrated transseptal dilator and needle, and AcQGuide® VUE steerable sheaths (the “Products”) .

The following unaudited pro forma condensed consolidated financial statements are intended to show how the First Closing might have affected the historical financial statements of Acutus if the First Closing had been completed at an earlier time as indicated therein. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the First Closing. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

i.	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
ii.	The audited historical financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022; and
ii.	The unaudited interim historical consolidated financial statements of the Company and its subsidiaries, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 12, 2022.

The unaudited pro forma condensed consolidated financial statements of the Company are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing, as further described in the notes thereto. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 present the Company’s results as if the First Closing had occurred on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 reflects the Company’s assets, liabilities, and equity as if the First Closing had occurred on March 31, 2022.

The unaudited pro forma condensed consolidated financial statements do not purport to represent the Company’s actual consolidated results of operations or financial condition had the First Closing occurred on the dates assumed, nor are they indicative of the Company’s future consolidated results of operations or financial condition.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

•	Transaction Accounting Adjustments - Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•	Autonomous Entity Adjustments - Adjustments that are necessary to reflect the operations and financial position of the registrant if the registrant was previously part of another entity. There are no autonomous entity adjustments included in the pro forma financial information since the Company currently operates, and after the completion of the transaction will continue to operate, as an independent, standalone entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. The unaudited pro forma condensed consolidated financial statements do not include management adjustments to reflect any potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the sale of the Assets. We have determined not to reflect such adjustments because we do not believe presenting such adjustments would enhance an understanding of the pro forma effects of the First Closing.

The transaction accounting adjustments to reflect the sale of the Assets in the unaudited pro forma condensed consolidated financial statements include:

•	The sale of the Assets pursuant to the Agreement and the elimination of operating results related to the Assets.

•	The estimated proceeds received in connection with the transaction, net of transaction costs paid, and the estimated gain on the sale of the Assets.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are based upon estimates by the Company’s management, which are based upon available information and certain assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the First Closing been consummated as of the dates indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

ACUTUS MEDICAL, INC.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2022

(Unaudited)

	Historical Acutus	Transaction Accounting Adjustments
	(a)	(b)	Notes	Pro Forma
(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$12,319	$43,500	(1)	$55,819
Marketable securities, short-term	62,292	—		62,292
Restricted cash	150			150
Accounts receivable	2,978	—		2,978
Inventory	17,620	—		17,620
Prepaid expenses and other current assets	9,064	—		9,064
Total current assets	104,423	43,500		147,923

Marketable securities, long-term	4,014	—		4,014
Restricted cash, long-term	—	4,000	(1)	4,000
Property and equipment, net	12,962	(504)	(1)	12,458
Right-of-use assets, net	4,358	—		4,358
Intangible assets, net	4,853	(3,120)	(1)	1,733
Other assets	1,032	—		1,032
Total assets	$131,642	$43,876		$175,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,781	$—		$4,781
Accrued liabilities	10,632	—		10,632
Contingent consideration, short-term	1,400	—		1,400
Operating lease liabilities, short-term	501	—		501
Total current liabilities	17,314	—		17,314

Operating lease liabilities, long-term	4,471	—		4,471
Long-term debt	40,793	—		40,793
Contingent consideration, long-term	300	—		300
Other long-term liabilities	2	—		2
Total liabilities	62,880	—		62,880

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value	—			—
Common stock, $0.001 par value	28	—		28
Additional paid-in capital	587,889	—		587,889
Accumulated deficit	(518,715)	43,876	(1)	(474,839)
Accumulated other comprehensive loss	(440)	—		(440)
Total stockholders' equity	68,762	43,876		112,638
Total liabilities and stockholders' equity	$131,642	$43,876		$175,518

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ACUTUS MEDICAL, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2022

(Unaudited)

	Historical Acutus	Transaction Accounting Adjustments
	(a)	(b)	Notes	Pro Forma
(in thousands, except share and per share amounts)
Revenue	$3,681	$(629)	(2)	$3,052

Costs and operating expenses
Cost of products sold	6,941	(517)	(2)	6,424
Research and development	8,003	(190)	(2)	7,813
Selling, general and administrative	14,385	(150)	(2)	14,235
Goodwill impairment	12,026	-		12,026
Restructuring	949	-		949
Change in fair value of contingent consideration	7	-		7
Total costs and operating expenses	42,311	(857)		41,454
Loss from operations	(38,630)	228		(38,402)

Total other expense, net
Interest income	24	-		24
Interest expense	(1,411)	-		(1,411)
Total other expense, net	(1,387)	-		(1,387)
Loss before income taxes	(40,017)	228		(39,789)
Income tax benefit	-	-		-
Net loss	$(40,017)	$228		$(39,789)

Net loss per common share, basic and diluted	$(1.42)			$(1.42)
Weighted average shares outstanding, basic and diluted	28,118,090			28,118,090

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ACUTUS MEDICAL, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2021

(Unaudited)

	Historical Acutus	Transaction Accounting Adjustments
	(a)	(b)	Notes	Pro Forma
(in thousands, except share and per share amounts)
Revenue	$17,263	$(1,967)	(2)	$15,296

Costs and operating expenses
Cost of products sold	32,925	(1,845)	(2)	31,080
Research and development	36,683	(890)	(2)	35,793
Selling, general and administrative	63,523	(574)	(2)	62,949
Gain on sale	—	(43,226)	(2)	(43,226)
Change in fair value of contingent consideration	(3,746)	—		(3,746)
Total cost and operating expenses	129,385	(46,535)		82,850
Loss from operations	(112,122)	44,568		(67,554)

Total other expense, net
Interest income	116	—		116
Interest expense	(5,677)	—		(5,677)
Total other expense, net	(5,561)	—		(5,561)
Loss before income taxes	(117,683)	44,568		(73,115)
Income tax benefit	—	—		—
Net loss	$(117,683)	$44,568		$(73,115)

Net loss per common share, basic and diluted	$(4.11)			$(2.55)
Weighted average shares outstanding, basic and diluted	28,654,313			28,654,313

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 30, 2022, Acutus Medical, Inc. (“Acutus” or the “Company”) completed the first closing (the “First Closing”) in connection with its previously announced transaction with Medtronic, Inc. (together with its affiliates, “Medtronic”), in accordance with the Asset Purchase Agreement (the “Agreement”) executed on April 26, 2022, and pursuant to which the Company agreed to sell to Medtronic certain transseptal access and sheath assets. The assets transferred to Medtronic upon the First Closing (the “Assets”) include patents, trademarks, patent and trademark applications, know-how, copyrights, prototypes and other intellectual property owned or licensed by the Company, business records and documents (including regulatory and clinical materials) and manufacturing equipment related to the AcQCross® line of sheath-compatible septal crossing devices, AcQGuide® MINI integrated crossing device and sheath, AcQGuide® FLEX Steerable Introducer with integrated transseptal dilator and needle, and AcQGuide® VUE steerable sheaths (the “Products”). Pursuant to the Agreement, Medtronic paid $50.0 million at the First Closing for, among other things, intellectual property rights to the Products and certain equipment used in the manufacturing of the Products, of which $4.0 million was paid into an indemnity escrow account for a period of 18 months following the First Closing. The Company is also eligible to receive the following contingent cash consideration pursuant to the Agreement:

(i)	$20.0 million upon the Company’s completion, to the reasonable satisfaction of Medtronic, of certain conditions set forth in the Agreement relating to the Company becoming a qualified supplier of Medtronic for the Products, including demonstration of ISO 14971:2019 compliance, completion of certain test method validations and compliance with certain other reporting requirements (the “OEM Earnout”);

(ii)	$17.0 million upon the earlier of (A) the Second Closing (as defined below) and (B) the Company’s initial submission for CE Mark certification of the Products under the European Union Medical Devices Regulation, to the reasonable satisfaction of a third-party regulatory consultant, subject to certain other conditions as set forth in the Agreement (the “Transfer Earnout”). The Transfer Earnout will be reduced to $13.0 million if the Second Closing does not occur, or the Transfer Earnout is not achieved, within 15 months of the First Closing; and

(iii)	amounts equal to 100%, 75%, 50% and 50% of Net Sales (as defined in the Agreement) from the Products achieved over each of the four years, respectively, following Medtronic’s first commercial sale of a Product after achievement of the OEM Earnout.

None of the above milestones were achieved as of June 30, 2022.

A second closing would occur on a date determined by Medtronic but no later than the fourth anniversary of the First Closing, subject to the satisfaction of customary closing conditions (the “Second Closing”). The Agreement provides that the Company may continue to sell the Products to third parties prior to achievement of the OEM Earnout. Following achievement of the OEM Earnout, the Company would manufacture the Products exclusively for Medtronic pursuant to a distribution agreement executed between the parties. At the Second Closing, Medtronic would acquire certain additional assets relating to the Products, primarily supplier agreements and permits and design and specification files required for Medtronic to become the manufacturer of record of the Products.

The unaudited pro forma condensed consolidated financial statements reflect the following:

(a) The Company’s condensed consolidated balance sheet as of March 31, 2022 and consolidated statements of operations for the year ended December 31, 2021 and for the three months ended March 31, 2022.

(b) Adjustments to reflect the sale of the Assets pursuant to the Agreement. Specific adjustments related to this presentation include the following:

(1)	Adjustments to eliminate the Assets and to record the estimated net cash proceeds from the transaction of $50.0 million paid upon the First Closing, less estimated transaction costs of $2.5 million. The Company does not expect to pay any federal or state income taxes due to the use of net operating losses. The estimates, including the jurisdictional income tax effects, are subject to change and actual amounts may differ from the results reflected herein.

(2)	Adjustments to eliminate the revenue, costs of products sold, and operating expenses of the Assets for the periods presented.

As described above the pro forma condensed consolidated statements of operations present the Company’s results as if the transaction had occurred on January 1, 2021. No proceeds from earnout payments were included in the pro forma condensed consolidated financial statements as they are contingent upon certain milestones and will be accounted for upon the achievement of such milestones. The estimated gain of $43.2 million related to the sale of the Assets has been included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2021.